                                  Exhibit 8b

                              Written Consent of
                   Independent Certified Public Accountants.

                                  KPMG LLP,

                         Independent Auditors' Consent

The Board of Directors
Paragon Life Insurance Company

We consent to the use of our reports on the financial statements of Paragon Life Insurance Company dated March 10, 2000, and the financial statements of Separate Account A of Paragon Life Insurance Company dated March 10, 2000 included herein and to the reference to our firm under the heading "Experts" in the Registration Statement and Prospectus of Separate Account A of Paragon Life Insurance Company.

                                       KPMG LLP

St. Louis, Missouri

April 25, 2001